05:51:44 PM                                             EXHIBIT 99. 5


                 MBNA MASTER CREDIT CARD TRUST II SERIES 1995-A

                            KEY PERFORMANCE FACTORS
                                       MAY, 1996



        Expected B Maturity                                       09/15/04


        Blended Coupon                                             5.7460%


        Excess Protection Level
          3 Month Average                                            5.21%
        May, 1996                                                    4.72%
        April, 1996                                                  4.96%
        March, 1996                                                  5.94%


        Cash Yield                                                  17.22%


        Investor Charge Offs                                         4.18%


        Base Rate                                                    8.32%


        Over 35 Day Delinquency                                      3.94%


        Seller's Interest                                           19.77%


        Total Payment Rate                                          10.90%


        Total Principal Balance                         $16,437,071,773.79


        Investor Participation Amount                      $575,000,000.00


        Seller Participation Amount                      $3,249,196,773.79